EXHIBIT 1

	Number of Shares
Date	Purchased/(Sold)	Price per Share

3/23/2010	2,881	2.9900
3/23/2010	900	2.9900
3/23/2010	3,600	2.9900
3/30/2010	100	2.9900
4/7/2010	(15,000)[1]	3.1036
4/9/2010	(49,400)	3.6032
4/9/2010	(4,700)	3.6032
4/9/2010	(62,900)	3.6032
4/12/2010	(3,067)	3.6704
4/12/2010	(1,100)	3.6704
4/12/2010	(4,000)	3.6704
4/12/2010	(15,000)[1]	3.6121
4/13/2010	(38,200)	3.6702
4/13/2010	(12,900)	3.6702
4/13/2010	(48,900)	3.6702
4/14/2010	(22,900)	4.0945
4/14/2010	(7,800)	4.0945
4/14/2010	(29,300)	4.095
4/14/2010	(20,000)[1]	3.8460
4/16/2010	(50,000)[1]	4.5921
4/19/2010	(50,000)[1]	4.7488

8

	Number of Shares
Date	Purchased/(Sold)	Price per Share
4/23/2010	(7,900)	4.9506
4/23/2010	(2,600)	4.9506
4/23/2010	(10,000)	4.9506
4/26/2010	(84,000)	4.9865

[1]
This transaction in the Issuer’s securities was effected by Ms. Fine through a sale of Common Stock by her private charitable foundation after a transfer of such Common Stock from the private investment funds managed by FCP to Ms. Fine and subsequently to such foundation.